UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2024

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street
San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

ITEM 7.01	Regulation FD Disclosure

On June 6, 2024, Dolby Laboratories, Inc., a Delaware corporation (“Dolby” or the “Company”), announced that it had entered into a definitive agreement with General Electric Company (operating as GE Aerospace), a New York corporation (“GE”), to purchase all of the issued and outstanding equity interests of GE Intellectual Property Licensing, LLC, a Delaware limited liability company, and GE Technology Development, Inc., a Delaware corporation, which, collectively with each of their subsidiaries, comprise GE Licensing, an intellectual property licensing business primarily targeting the consumer digital media and electronics sectors (“GE Licensing”), for an aggregate cash purchase price of $429,000,000, subject to certain purchase price adjustments.

The closing of the proposed transaction is contingent on the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other customary closing conditions.

On June 6, 2024, Dolby issued a press release concerning the proposed transaction, a copy of which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Form 8-K may contain forward-looking information related to the Company and the proposed acquisition of GE Licensing by the Company, that involves substantial risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “enables”, “intends”, “will”, “expects”, and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements contained herein may include, among other things, statements about the potential benefits and financial implications of the proposed transaction, the potential impact of the proposed transaction on the Company’s practices regarding quarterly dividends and share repurchases, the Company’s plans, objectives, expectations, and intentions regarding GE Licensing and the assets that comprise GE Licensing, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all; the Company’s ability to secure regulatory approvals on the terms expected, in a timely manner or at all; the Company’s ability to successfully integrate GE Licensing’s operations; the Company’s ability to implement its plans, forecasts, and other expectations with respect to GE Licensing and the assets that comprise GE Licensing after the completion of the transaction and realize expected synergies; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from the Company’s ongoing business operations; potential negative effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s Class A common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed transaction; and the effect of the announcement or pendency of the transaction on the Company’s or GE Licensing’s relationships, operating results, and business generally.

Further information on these and other risks and uncertainties relating to the Company can be found in its reports and other filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time and available at www.sec.gov. Copies of documents filed with the SEC by the Company (when they become available) may be obtained free of charge on the Company’s website at https://investor.dolby.com. The forward-looking statements included herein are made only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Section 9 - Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Dolby Laboratories, Inc. dated June 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN
Andy Sherman
Executive Vice President, General Counsel, and Corporate Secretary

Date: June 6, 2024